UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest event reported):	April 26, 2019

              Badger Meter, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

           (414) 355-0400

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

□  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders for Badger Meter, Inc. (the “Company”) was held on April 26, 2019.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2020 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Todd A. Adams	23,676,781	998,576	1,895,364
Kenneth C. Bockhorst	24,575,445	99,912	1,895,364
Thomas J. Fischer	23,370,340	1,305,017	1,895,364
Gale E. Klappa	23,558,276	1,117,081	1,895,364
Gail A. Lione	24,462,059	213,298	1,895,364
Richard A. Meeusen	24,146,532	528,825	1,895,364
Tessa M. Myers	24,609,307	66,050	1,895,364
James F. Stern	24,573,439	101,918	1,895,364
Glen E. Tellock	24,422,044	253,313	1,895,364
Todd J. Teske	12,909,699	11,765,658	1,895,364

Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
22,945,831	1,577,377	152,149	1,895,364

Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
26,011,252	542,810	16,659	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:  April 30, 2019   By:   /s/ William R.A. Bergum

  William R. A. Bergum

Vice President – General Counsel and Secretary